Calculation of Filing Fee Tables
S-8
Celcuity Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.001 par value per share, issuable under the Celcuity Inc. 2026 Stock Incentive Plan	Other	3,000,000	$ 124.02	$ 372,060,000.00	0.0001381	$ 51,381.49
2	Equity	Common Stock, $0.001 par value per share, issuable under the Celcuity Inc. Amended and Restated 2017 Employee Stock Purchase Plan	Other	530,423	$ 124.02	$ 65,783,060.46	0.0001381	$ 9,084.64
Total Offering Amounts:						$ 437,843,060.46		$ 60,466.13
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 60,466.13
Offering Note
[1]	(a) The aggregate number of shares to be registered is subject to adjustment by reason of stock splits, stock dividends and other events pursuant to the anti-dilution provisions of the registrant's 2026 Stock Incentive Plan. Accordingly, pursuant to Rule 416, this registration statement covers, in addition to the number of shares of the registrant's common stock, $0.001 par value per share ("Common Stock"), shown in the table above, an indeterminate number of shares of Common Stock that may become issuable by reason of such provisions. (b) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) of the Securities Act of 1933, as amended. The proposed maximum offering price per share is calculated on the basis of $124.02, the average of the high and low price of the registrant's Common Stock on May 13, 2026, as reported on The Nasdaq Stock Market LLC, which is within five business days prior to filing this registration statement.

[2]	(a) The aggregate number of shares to be registered is subject to adjustment by reason of stock splits, stock dividends and other events pursuant to the anti-dilution provisions of the registrant's Amended and Restated 2017 Employee Stock Purchase Plan. Accordingly, pursuant to Rule 416, this registration statement covers, in addition to the number of shares of Common Stock shown in the table above, an indeterminate number of shares of Common Stock that may become issuable by reason of such provisions. (b) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) of the Securities Act of 1933, as amended. The proposed maximum offering price per share is calculated on the basis of $124.02, the average of the high and low price of the registrant's Common Stock on May 13, 2026, as reported on The Nasdaq Stock Market LLC, which is within five business days prior to filing this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources